Exhibit 99(a)

Household Finance Corporation
Household Automotive Trust VI    (2001-1)
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Original Principal Class A
   Class A-1                                137,000,000
   Class A-2                                159,000,000
   Class A-3                                177,000,000
   Class A-4                                187,000,000
Number of Class A Bonds (000's)
   Class A-1                                    137,000
   Class A-2                                    159,000
   Class A-3                                    177,000
   Class A-4                                    187,000


Distribution Date                                                   2002 Totals
Days

CLASS A
Class A-1 Principal Distribution                                            0.00
Class A-1 Interest Distribution                                             0.00

Class A-2 Principal Distribution                                  141,772,850.17
Class A-2 Interest Distribution                                     2,721,753.54

Class A-3 Principal Distribution                                   43,463,478.70
Class A-3 Interest Distribution                                     9,075,402.42

Class A-4 Principal Distribution                                            0.00
Class A-4 Interest Distribution                                    10,415,900.04